Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BETWEEN

AMERICAN ELECTRIC TECHNOLOGIES, INC.

AND

JCH CRENSHAW HOLDINGS, LLC

April 13, 2012

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EXHIBITS

Exhibit A -	Form of Amendment to Articles of Incorporation

Exhibit B -	Form of Warrant A-1

Exhibit C-	Form of Warrant A-2

Exhibit D -	Form of Investor’s Rights Agreement

Exhibit E -	Form of Registration Rights Agreement

Exhibit F -	Form of Opinion

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of April 13, 2012 by and between American Electric Technologies, Inc., a Florida corporation (the “Company”), and JCH Crenshaw Holdings, LLC, a Texas limited liability company (“Investor”).

RECITALS:

WHEREAS, the Company has authorized and desires to issue and sell to Investor (a) certain shares of the Company’s Series A Preferred Stock (as defined herein) and (b) certain warrants to purchase shares of the Company’s common stock, all on the terms and conditions set forth herein; and

WHEREAS, Investor desires to purchase such securities from the Company on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amended Certificate” has the meaning set forth in Section 3.2(a).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in Houston, Texas are authorized by Law to close.

“Charter Documents” means, with respect to any Person, its certificate or articles of incorporation, certificate of formation, certificate of organization, bylaws, partnership agreement, regulations, limited liability company agreement, operating agreement and all other comparable charter documents.

“Closing” has the meaning set forth in Section 2.2(a).

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Indemnified Parties” has the meaning set forth in Section 8.2.

“Company SEC Documents” has the meaning set forth in Section 3.21.

“Conversion Shares” has the meaning set forth in Section 2.1.

“Damages” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes), filed with the Commission; provided, however, that where any such financial statements have been restated and the restated financial statements filed with the Commission, the term “Financial Statements” means the financial statements as restated.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 3.27.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

“Governmental Authority” means any national, state, county or municipal government, domestic or foreign, any commonwealth, nation, territory, possession, county, township, parish, municipality, agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

“Indebtedness” means (a) any liabilities for borrowed money (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” has the meaning set forth in Section 3.9.

“Investor” has the meaning set forth in the introductory paragraph of this Agreement.

“Investor Indemnified Parties” has the meaning set forth in Section 8.1.

“Investor’s Rights Agreement” means the agreement by and between the Company and Investor, dated as of the date of the Closing, in the form attached hereto as Exhibit D.

“Knowledge” means actual knowledge and, with respect to any corporation, limited liability company, partnership or other business entity, shall mean the actual knowledge after due inquiry of the officers of such entity, including the managers of a limited liability company and the general partners of a partnership, or other executive management of any such entity.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property; together with any other pledge, charge, option, preferential purchase right, or encumbrance of any kind. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Agreement” means that certain Letter Loan Agreement dated October 31, 2007 among the Company, as borrower, JPMorgan Chase Bank, N.A., as lender, and M & I Electric Industries, Inc. and American Access Technologies, Inc., as guarantors, as amended and restated from time to time.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company or any of its subsidiaries.

“Material Agreements” has the meaning set forth in Section 3.11.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Purchase Price” has the meaning set forth in Section 2.1.

“Registration Rights Agreement” means a Registration Rights Agreement to be executed by the Company and Investor at Closing, in the form attached hereto as Exhibit E.

“Sarbanes Oxley Act” has the meaning set forth in Section 3.25.

“Securities” has the meaning set forth in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means all Indebtedness of the Company outstanding under the Senior Debt Documents, including all renewals and extensions of each such agreement.

“Senior Debt Documents” the Loan Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guarantees, and other documents, instruments and agreements executed and delivered pursuant thereto evidencing, securing, guaranteeing or otherwise pertaining to the Senior Debt and other obligations arising under Loan Agreement, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time to the extent permitted hereunder.

“Series A Preferred Stock” has the meaning set forth in Section 2.1.

“Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries.

“Transaction Documents” means this Agreement, the Warrant Certificates, the Investor’s Rights Agreement, the Registration Rights Agreement and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

“Voting Limitation” has the meaning set forth in Section 9.3.

“Warrant Certificates” means the warrant certificates to be issued by the Company evidencing the Warrants issued pursuant to this Agreement which shall be in the forms of Exhibit B and Exhibit C attached hereto.

“Warrant Holder” means any Person (a) in whose name any Warrant is registered on the Warrant Register, or (b) in whose name any Warrant Shares are registered on the books and records of the Company.

“Warrant Register” means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificates held by such Warrant Holder.

“Warrant Shares” has the meaning set forth in Section 2.1.

“Warrants” means the warrants to purchase 325,000 shares of Common Stock to be issued by the Company to Investor pursuant to this Agreement that shall be represented by and subject to the terms of the Warrant Certificates.

ARTICLE II.

PURCHASE AND SALE OF SECURITIES

Section 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing (a) 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company at a purchase price of $5.00 per share and (b) the Warrants, at a purchase price equal to $0.001 per Warrant Share, for the aggregate purchase price of $5,000,325 (the “Purchase Price”). The shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company shall be hereinafter referred to as the “Conversion Shares.” The shares of Common Stock issuable upon exercise of the Warrants shall be hereinafter referred to as the “Warrant Shares.” The Series A Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

Section 2.2 Closings; Delivery; Payment.

(a) Closing. The purchase and sale of the Series A Preferred Stock and the Warrants shall take place remotely via the exchange of documents and signatures within three days of satisfaction of all of the conditions set forth in Article VI and Article VII or at such other time as the Company and Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) Delivery. At the Closing, the Company shall deliver to Investor, against payment therefor, a certificate evidencing the Series A Preferred Stock and the Warrant Certificates purchased by Investor hereunder, in each case duly issued and in form sufficient to vest title thereto fully in Investor, free and clear of all Liens other than restrictions on the resale or transfer of securities under state and federal securities Laws.

(c) Payment. At the Closing, Investor shall pay the Purchase Price to the Company by wire transfer of immediately available funds.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Investor to purchase the Securities, the Company hereby represents and warrants to Investor that each of the following statements is true and correct on the date hereof, and will be true and correct after giving effect to the Closing, except to the extent such representations and warranties specifically relate to the date hereof or other specified date.

Section 3.1 Incorporation, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

Section 3.2 Capitalization.

(a) The authorized capital of the Company consists, and will consist, immediately prior to the Closing, of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). At Closing, after giving effect to the amendment to the Articles of Restatement of Articles of Incorporation of the Company in the form attached hereto as Exhibit A (the “Amended Certificate”), 1,000,000 shares of the Preferred Stock will be designated as Series A Preferred Stock with the rights, privileges and preferences set forth in the Amended Certificate. As of the date hereof, (i) 7,931,479 shares of Common Stock are issued and outstanding (ii) 20,222 shares of Common Stock are held in the Company’s treasury and (iii) no shares of Preferred Stock are issued and outstanding. Section 3.2 of the Disclosure Schedule sets forth the authorized and issued and outstanding capital stock of the Company and each of the Subsidiaries, which constitutes all of the outstanding shares of capital stock of the Company and each of the Subsidiaries, respectively.

(b) Except as a result of the purchase and sale of the Securities and for stock options and other equity grants to employees made under the Company’s existing stock plans, including stock purchase plans for employees and directors and 33,000 shares of Common Stock issuable to the shareholders of Amnor Technologies, Inc., there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price of any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s shareholders.

Section 3.3 Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth a list of all Subsidiaries of the Company. Except as set forth in Section 3.3 of the Disclosure Schedule, the Company is not a participant in any joint venture, partnership or similar arrangement.

Section 3.4 Corporate and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws and which will be made immediately following the Closing), and, except for matters which have been waived in writing by the appropriate Person and except for the consent to the proposed transactions by the Company’s secured senior lenders under the Senior Debt Documents: (a) do not contravene, or constitute a default under, (i) any provision of applicable Law, the Charter Documents or any material judgment, injunction, order or decree, or (ii) any Material Agreement, binding upon the Company or any of its Subsidiaries or their respective assets; or (b) except as disclosed in Section 3.4 of the Disclosure Schedule, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than Liens that may have been created in favor of Investor or that would not and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated herein, or that cannot be released or discharged through the payment of an immaterial sum of money.

Section 3.5 Binding Effect. This Agreement constitutes the valid and binding agreement of the Company enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 3.6 Valid Issuance of Securities. The Securities to be issued at the Closing, when issued upon payment of the Purchase Price in accordance with Section 2.2, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens, including all pre-emptive rights, except for restrictions on the resale or transfer of securities under state and federal securities Laws. The Conversion Shares, when issued upon conversion of the Series A Preferred Stock, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, including all preemptive rights, except for restrictions on the resale or transfer of securities under state and federal securities Laws.

Section 3.7 Financial Statements.

(a) The Company’s Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements). Except (a) as set forth on Section 3.7 of the Disclosure Schedule, (b) as specifically disclosed in the Company SEC Documents filed and publicly available prior to the date hereof and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since September 30, 2011, the Company has not incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Material Adverse Effect.

(b) Since September 30, 2011, no event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof, as set forth in Section 3.7 of the Disclosure Schedule or as contemplated by this Agreement, since September 30, 2011 (i) the Company has conducted its business only in the ordinary course of business consistent with past practices, (ii) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would constitute a Material Adverse Effect, (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, (iv) there has not been any amendment of any term of any outstanding security of the Company, and (v) there has not been any change in any method of accounting or accounting practice by the Company, except for any such change required because of a concurrent change in GAAP.

Section 3.8 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s Knowledge, currently threatened against the Company that (a) questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or (b) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or any change in the current equity ownership of the Company; and to the Company’s Knowledge there is not a valid basis for any of the foregoing. Neither the Company nor, to the Company’s Knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any currently effective order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no action, suit, proceeding or investigation by the Company pending or which the Company presently intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

Section 3.9 Intellectual Property. Each of the Company and its Subsidiaries has ownership of, valid licenses to use, or otherwise has the right to use all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (collectively, the “Intellectual Property”) used in their respective businesses. To the Company’s Knowledge, the operation of the businesses of the Company and its Subsidiaries does not infringe any Intellectual Property of others and, neither the Company nor any of its Subsidiaries has received any notice from any third party of any such alleged infringement by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has taken reasonable steps to establish and preserve its respective ownership of Intellectual Property. The Company is not aware of any infringement by others of its or any of its Subsidiaries’ Intellectual Property.

Section 3.10 Compliance with Other Instruments. The Company is not in violation or default in any respect of any provisions of its Charter Documents, or in violation of any judgment, order, writ, or decree, or under any instrument, note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, to its Knowledge, of any provision of federal or state Law applicable to the Company, in any such case the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice or both, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any Lien upon any assets of the Company.

Section 3.11 Agreements; Actions. A listing of every Material Agreement to which the Company or any of its Subsidiaries is a party (other than the Transaction Documents) or by which the Company or any of its Subsidiaries or any of their respective assets are bound (including all amendments and modifications thereto) (the “Material Agreements”) is set forth in the Company SEC Documents or Section 3.11 of Disclosure Schedule. The Company has made available to Investor or provided Investor with a true and correct copy of all such Material Agreements, including all amendments and modifications thereof. To the Company’s Knowledge, except to the extent a waiver is included with the Senior Debt Documents made available to Investor, as of the date of this Agreement no rights or obligations of any party to any of such Material Agreements have been waived, and no party to any of such Material Agreements is in default of its obligations thereunder. Each of such Material Agreements is in full force and effect and is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability; provided, however, that no party to a Material Agreement has asserted any such defense.

Section 3.12 Senior Debt Documents; Outstanding Debt.

(a) The Company has provided to or made available to Investor a true and correct copy of all of the Senior Debt Documents including all amendments and modifications thereto. Except to the extent described in Section 3.12 of the Disclosure Schedule, as of the date of this Agreement no rights or obligations of any party to any of such Senior Debt Documents have been waived, and no party to any of such Senior Debt Documents is in default of its obligations thereunder. Each of such Senior Debt Documents is in full force and effect and is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Section 3.12 of the Disclosure Schedule contains a complete and accurate description of all Indebtedness of the Company and any of its Subsidiaries outstanding on the date hereof. Neither the Company nor any of its Subsidiaries is in default in payment of any Indebtedness with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Indebtedness.

Section 3.13 Transactions with Affiliates. Section 3.13 of the Disclosure Schedule contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company or any of its Subsidiaries and any Affiliate of the Company in existence on the date hereof.

Section 3.14 Title to Property and Assets. Except as disclosed in the Disclosure Schedule, each of the Company and its Subsidiaries owns its property and assets free and clear of all Liens, except for statutory Liens for the payment of current taxes that are not yet delinquent and Liens that arise in the ordinary course of business and do not materially impair the Company’s or such Subsidiary’s ownership or use of such property or assets. With respect to the property and assets it leases, if any, the Company and its Subsidiaries are in compliance with such leases and, to the Company’s Knowledge, holds a valid leasehold interest free of any Liens other than to the lessors of such property or assets.

Section 3.15 Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any (a) employment contract, (b) confidentiality, disclosure, or proprietary information or non-competition agreement, (c) any other contract or agreement or (d) restrictive covenant in favor of any third party; and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all U.S. federal, state, local Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.16 Tax Returns and Payments. The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

Section 3.17 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, believed by the Company in good faith to be sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

Section 3.18 Permits. Each of the Company and its Subsidiaries possess all franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities material to the conduct of their respective businesses as now being conducted and as proposed to be conducted.

Section 3.19 Environmental and Safety Laws. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable Laws relating to the environment or occupational health and safety the failure to comply with which, whether alone or in the aggregate, would result in a Material Adverse Effect, and no material expenditures are or will be required in order to comply with any such existing Law. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company’s Knowledge after reasonable investigation, by any other Person on any property owned, leased or used by the Company or any of its Subsidiaries, the use, storage or disposal of which, whether alone or in the aggregate, would result in a Material Adverse Effect. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

Section 3.20 Securities Laws. Assuming Investor’s representations contained in this Agreement are true and correct, the offer, issuance and sale of the Securities (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

Section 3.21 Company SEC Documents; Commission Inquiries. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company has filed with the Commission each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Shareholders incorporated by reference in certain of such reports, required to be filed by it with the Commission since May 16, 2007, under the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”). As of the respective dates on which the Company SEC Documents were filed or, if any Company SEC Documents were amended, as of the date such amendment was filed, each Company SEC Document, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Company SEC Document has occurred that would require the Company to file a Current Report on Form 8-K other than the execution of this Agreement. There are no Commission inquiries, whether informal or formal, pending, or to the Knowledge of the Company threatened, regarding the Company.

Section 3.22 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Company SEC Documents, the Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Capital Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market.

Section 3.23 Registration Rights. Except as set forth in Section 3.23 of the Disclosure Schedule, other than rights which have expired or as to which the Company has previously filed effective registration statements, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 3.24 Books and Records. All books, records and files of the Company and each of its Subsidiaries (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly reflect the ownership, use, enjoyment and operation by the Company and its Subsidiaries of their respective assets.

Section 3.25 Sarbanes Oxley Compliance. Except as set forth in Section 3.25 of the Disclosure Schedule, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), and the rules and regulations promulgated by the Commission thereunder, that are effective and intends to comply with other applicable provisions of the Sarbanes Oxley Act, and the rules and regulations promulgated by the Commission thereunder, upon the effectiveness of such provisions and has no reason to believe that it will not be so compliant upon such effectiveness.

Section 3.26 Brokers and Finders. Section 3.26 of the Disclosure Schedule sets forth all arrangements (including amounts payable by the Company or any of its Subsidiaries in connection therewith) pursuant to which any Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against the Company or any of its Subsidiaries for any commission, fee or other compensation as an investment banker, finder or broker, or in any similar capacity. No Person engaged by the Company has or will have any right or valid claim against Investor for any such commission, fee or other compensation. The Company will indemnify and hold Investor harmless against any direct liability or expense arising out of, or in connection with, any such right or claim.

Section 3.27 Foreign Corrupt Practices Act. To the Company’s Knowledge, there are no adverse negative past performance evaluations or ratings by any Governmental Authority, or any voluntary disclosures under the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) or any other comparable foreign Law, any enforcement actions or threats of enforcement actions, or facts that, in each case, could result in any adverse or negative performance evaluations related to the Foreign Corrupt Practices Act or any other comparable foreign Law. Neither any Governmental Authority nor any other Person has notified the Company or any of its subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act or any other comparable foreign Law. To the Knowledge of the Company, none of the Company or its subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records relating to the Company’s or any of its subsidiaries’ compliance with the Foreign Corrupt Practices Act or any other comparable foreign Law. To the Knowledge of the Company, the Company and its subsidiaries have not been and are not now under any administrative, civil or criminal investigation or indictment and are not party to any litigation involving alleged false statements, false claims or other improprieties relating to the Company’s or any of its subsidiaries’ compliance with the Foreign Corrupt Practices Act or any other comparable foreign Law.

Section 3.28 Full Disclosure. No information contained in this Agreement, the Disclosure Schedule or any other Transaction Document, and no written information hereafter furnished by or on behalf of the Company or its Subsidiaries to Investor for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain, to the Knowledge of the Company, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF INVESTOR

In order to induce the Company to issue the Securities to Investor, Investor hereby represents and warrants to the Company as follows.

Section 4.1 Organization and Power. Investor (a) is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Texas, and (b) has all limited liability company power and authority necessary to carry on its business as now conducted.

Section 4.2 Limited Liability Company and Governmental Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by Investor are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities Laws), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or material agreement binding upon Investor or its assets, or result in the creation or imposition of any Lien on any asset of Investor.

Section 4.3 Binding Effect. This Agreement constitutes the valid and binding agreement of Investor enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. Each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of Investor, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. Investor has been funded in an amount sufficient to fulfill its purchase obligation under Section 2.1.

Section 4.4 Brokers and Finders. No Person engaged by Investor has or will have any right or valid claim against the Company for any commission, fee or other compensation. Investor will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such right or claim asserted by an Person.

Section 4.5 Litigation. Neither Investor nor any Affiliate of Investor has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with any business, assets or properties or serving in any capacity with a public company, nor, to the Knowledge of Investor, is Investor or any officer, director, employee or Affiliate of Investor under investigation by any Governmental Authority.

Section 4.6 Investment Intent; Restrictions on Transfer. Investor represents that it is acquiring the Securities for its own account for investment purposes only and not with a view to the distribution thereof. Investor is an accredited investor as that term is defined in Regulation D promulgated by the Commission under the Securities Act. Investor understands and agrees that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities Laws. Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the Company’s obligations pursuant to the Registration Rights Agreement) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities Laws covering the disposition of the Securities, Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Securities, except to an Affiliate, absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities Laws. The Company agrees that it will effect the transfer of the Securities on its books and records upon receipt of an opinion of experienced counsel reasonably acceptable to the Company stating that Investor’s proposed sale or transfer of the Securities is exempt from the registration and qualification requirements of the Securities Act and any applicable state securities Laws. It is agreed that a legend setting forth these restrictions will be included on each of the certificates evidencing the Securities.

Section 4.7 Full Disclosure. No information contained in this Agreement or any other Transaction Document, and no written information hereafter furnished by or on behalf of Investor to the Company for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby contains, or at the time of Closing, will contain, to the Knowledge of Investor, any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the circumstances in which they are made, not misleading.

ARTICLE V.

COVENANTS OF THE COMPANY

Section 5.1 Reservation and Issuance of Conversion Shares. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon Investor’s exercise of its conversion rights under the Series A Preferred Stock, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under Investor to whom such Conversion Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities Laws.

Section 5.2 Reservation and Issuance of Warrant Shares. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrant, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrant. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued and other than restrictions on the resale or transfer of securities under state and federal securities Laws.

Section 5.3 Compliance with Laws and Documents. The Company will, and will cause each of its Subsidiaries to, comply with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every Material Agreement, and every agreement that the Company enters into that is material to the Company of any of its Subsidiaries, to which the Company or any of its Subsidiaries is or becomes a party or by which the Company’s or any of its Subsidiaries’ properties is or becomes bound, except that to the extent failure to comply with clauses (a) or (c) will not cause a Material Adverse Effect.

Section 5.4 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement.

(b) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the transactions contemplated by this Agreement, or any other agreement contemplated hereby, each of the Company and Investor shall cooperate with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(c) Each of the Company, it Subsidiaries and the Investor shall hold, and shall cause their respective representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with, and shall otherwise abide by and be subject to, the terms and conditions of the Confidentiality Agreement, which Confidentiality Agreement shall survive any termination of this Agreement.

Section 5.5 Additional Documents. At or prior to Closing, the Company will, and will cause each of its Subsidiaries to, cure promptly any defects in the creation and issuance of the Securities, and the execution and delivery of this Agreement and the other Transaction Documents, and, at the Company’s sole expense, promptly and duly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to the holders of the Securities, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and each of its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

Section 5.6 Maintenance of Books and Records. At all times prior to Closing, the Company will, and will cause each of its Subsidiaries to, in a manner and to the extent consistent with past practice, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company’s and any of its Subsidiaries’ businesses and activities.

Section 5.7 Conduct of the Business of the Company Pending Closing. Except as contemplated by this Agreement or to the extent that Investor shall otherwise specifically consent in writing, during the period from the date of this Agreement to the Closing, the Company will conduct its operations only in, and the Company will not take any action except, in the ordinary course of business consistent with past practice and the Company will use all reasonable efforts to preserve intact its and all of its Subsidiaries’ business organizations, assets, prospects and advantageous business relationships, to keep available the services of its officers and key employees and to maintain satisfactory relationships with its licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with it. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not, without the prior written consent of Investor, authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its Preferred Stock.

Section 5.8 Issuance and Voting Limitation. The Company and Investor acknowledge and agree that, until the Company obtains the required shareholder approval under NASDAQ Marketplace Rule 5635 (the “Approval”), (a) the total number of shares of Common Stock resulting from the conversion of the Series A Preferred Stock and the exercise of the Warrants cannot exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the issuance of the Series A Preferred Stock and Warrants pursuant to this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), and (b) the holders of the Warrant Shares, the Conversion Shares and the Series A Preferred Stock cannot be entitled to more than 19.99% of the total voting power of the Company’s equity securities outstanding immediately prior to the issuance of the Series A Preferred Stock and the Warrants pursuant to this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). The Company covenants and agrees to use its commercially reasonable efforts to obtain the Approval as soon as reasonably practicable, and immediately after the Approval is obtained, the limitations under this Section 5.8 shall no longer apply. Investor acknowledges that in connection with the Approval, none of the Series A Preferred Stock, the Conversion Shares or the Warrant Shares may vote on such matter. If at any time this provision limits voting power with respect to the Series A Preferred Stock, the voting power of the Series A Preferred Stock shall be reduced to the minimum extent necessary to allow the holders of the Warrant Shares, the Conversion Shares and the Series A Preferred Stock to collectively exercise 19.99% of the total voting power of the Company’s equity securities outstanding immediately prior to the issuance of the Series A Preferred Stock and Warrants pursuant to this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

ARTICLE VI.

CONDITIONS OF INVESTOR’S OBLIGATIONS AT CLOSING

The obligations of Investor to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Investor:

Section 6.1 Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

Section 6.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 6.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

Section 6.4 Securities. Investor shall have received (a) a stock certificate representing the Series A Preferred Stock issued to Investor by the Company and (b) Warrant Certificates issued to Investor by the Company evidencing the Warrants, in substantially the forms of Exhibit B and Exhibit C.

Section 6.5 Amended Certificate. Investor shall have received a file-stamped copy of the Amended Certificate filed with the Secretary of State of Florida prior to the Closing, which shall continue to be in full force and effect as of the Closing.

Section 6.6 Opinion of Company Counsel. Investor shall have received from Joel Bernstein, counsel for the Company, an opinion dated as of the Closing, in substantially the form of Exhibit F.

Section 6.7 Board of Directors. Effective upon the Closing, (a) the number of authorized directors of the Company’s Board of Directors shall be increased to eight and (b) the Board shall have appointed Casey Crenshaw as a director to fill the newly created vacancy.

Section 6.8 Indemnification Agreement. The Company shall have entered into a director indemnification agreement with Casey Crenshaw.

Section 6.9 Investor’s Rights Agreement and the Registration Rights Agreement. The Company shall have executed and delivered to Investor the Investor’s Rights Agreement and the Registration Rights Agreement, in substantially the forms of Exhibits D and E, respectively.

Section 6.10 Consent. The Company shall have delivered to Investor a consent or similar agreement between the Company and JPMorgan Chase Bank, N.A., if required by the Senior Debt Documents, in form and substance reasonably acceptable to Investor.

Section 6.11 NASDAQ Application. The Warrant Shares and the Conversion Shares shall have been approved for listing on the NASDAQ National Market, subject to official notice of issuance.

Section 6.12 Other Closing Deliverables. The Company shall have delivered to Investor at the Closing the following:

(a) a certificate executed by the Chief Executive Officer of the Company certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled;

(b) a certificate executed by the Company’s secretary certifying (i) the Amended Certificate, (ii) the bylaws of the Company, and (iii) resolutions of the Board of Directors of the Company approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including the expansion of the Company’s Board of Directors to eight members and the appointment of Casey Crenshaw as a director to fill such newly created vacancy; and

(c) a certificate of the Florida Secretary of State, dated within five days prior to the Closing, with respect to the good standing and existence of the Company.

Section 6.13 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

ARTICLE VII.

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company to Investor under this Agreement are subject to the fulfillment, on or before any Closing, of each of the following conditions, unless otherwise waived by the Company:

Section 7.1 Representations and Warranties. The representations and warranties of Investor contained in Article III shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

Section 7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or executed by Investor on or prior to the Closing shall have been performed or complied with in all material respects.

Section 7.3 Compliance Certificate. An authorized officer of Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

Section 7.4 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

Section 7.5 Purchase Price. Investor shall have delivered the Purchase Price to the Company.

Section 7.6 Investor’s Rights Agreement and the Registration Rights Agreement.

Investor shall have executed and delivered to the Company the Investor’s Rights Agreement and the Registration Rights Agreement, in substantially the forms of Exhibits D and E, respectively.

Section 7.7 Indemnification Agreement. Casey Crenshaw shall have entered into a director indemnification agreement with the Company.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Indemnification by the Company. Subject to the limitations set forth in this Article VIII, the Company covenants and agrees to indemnify, defend, protect and hold harmless, Investor and its respective officers, managers, members, employees, assigns, successors and Affiliates (collectively, the “Investor Indemnified Parties”) from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest and costs and expenses (including reasonable attorneys’ fees and disbursements of every kind, nature and description) (collectively, “Damages”) suffered, sustained, incurred or paid by the Investor Indemnified Parties in connection with, resulting from, or arising out of, directly or indirectly: (a) any breach of any representation or warranty of the Company set forth in this Agreement or any Transaction Document delivered by or on behalf of the Company in connection herewith and (b) any nonfulfillment of any covenant or agreement by the Company under this Agreement or any Transaction Document delivered by or on behalf of the Company in connection herewith, unless otherwise expressly waived in accordance with the terms or provisions of this Agreement or such Transaction Document.

Section 8.2 Indemnification by Investor. Investor covenants and agrees to indemnify, defend, protect and hold harmless, the Company and its respective officers, directors, shareholders, employees, assigns, successors and Affiliates (collectively, the “Company Indemnified Parties”) from, against and in respect of all Damages suffered, sustained, incurred or paid by the Company Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly: (a) any breach of any representation or warranty of Investor set forth in this Agreement or any Transaction Document delivered by or on behalf of Investor in connection herewith, and (b) any nonfulfillment of any covenant or agreement by Investor under this Agreement or any Transaction Document delivered by or on behalf of the Company in connection herewith.

Section 8.3 Limitations.

(a) Except as set forth herein, (i) an Indemnifying Party shall not be able to assert any claim for indemnification pursuant to Section 8.1 or Section 8.2, unless the aggregate amount of Damages attributable to all claims is in excess of $50,000 it being agreed and understood that, if such amount is exceeded, then an Indemnifying Party shall be liable to the full extent of the indemnification obligations, including those not in excess of $50,000, and (ii) the maximum aggregate amount of all Damages which may be recovered from an Indemnifying Party arising out of or resulting from the causes set forth in Section 8.1 or Section 8.2, as the case may be, shall be an amount equal to $5,000,000. The amount of any Damages under this Article VIII shall be reduced by the net amount of any insurance or other proceeds received or recoverable by any Investor Indemnified Party or Company Indemnified Party in connection with such Damages.

(b) The indemnification obligations of the Parties pursuant to this Article VIII and elsewhere in this Agreement shall be limited to actual Damages of Investor and the Company, as the case may be, and shall not include incidental, consequential, indirect, punitive, or exemplary damages, provided that any incidental, consequential, indirect, punitive, or exemplary damages recovered by a third party (including a Governmental Entity, but excluding any Affiliate of any party) against a party entitled to indemnity pursuant to this Article shall be included in the Damages recoverable under such indemnity.

Section 8.4 Survival Period. Notwithstanding the foregoing, all representations and warranties made herein or in any certificate delivered, will terminate and expire on the later to occur of the (a) fifteenth month anniversary of the Closing and (b) receipt by Investor of the Company’s audited financial statements for fiscal year ending December 31, 2012.

Section 8.5 Exclusive Remedy. Other than for fraud or intentional misconduct actually committed, the provisions of this Article VIII shall be the sole and exclusive remedy for Damages caused as a result of (a) any breach or inaccuracy of any representation or warranty made in this Agreement or any Transaction Document delivered by or on behalf of Investor in connection herewith; (b) any breach or failure to perform any covenant, agreement or obligation under this Agreement or any Transaction Document delivered by or on behalf of Investor in connection herewith; or (c) any other cause of action alleging Damages under this Agreement, any Transaction Document delivered by or on behalf of Investor in connection herewith or the transactions contemplated hereby or thereby; whether or not related to claims by third parties and regardless of whether such claim arises under contract, breach of warranty, tort or under any other legal or equitable remedy.

ARTICLE IX.

TERMINATION

Section 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by mutual written consent of Investor and the Company;

(b) by either the Company or Investor if the Closing has not occurred on or before April 30, 2012, provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to close the transactions contemplated by this Agreement;

(c) by Investor if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within ten Business Days following receipt by the Company of notice of such breach;

(d) by the Company if there has been a material breach by Investor of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within ten Business Days following receipt by Investor of notice of such breach; or

(e) by either Investor or Company if any Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

Section 9.2 Effect of Termination. In the event of termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto; provided, however, that if this Agreement is validly terminated by a party under Section 9.1(c) or 9.1(d), the terminating party shall be entitled to all rights and remedies available under Law or equity. The agreements contained in Article IX and Sections 10.2 and 10.3 shall survive any termination of this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing and be deemed to have been given if mailed, three business days after being deposited in the United States mail, postage prepaid and registered or certified, to the address of such party stated below (or at such other address for a party as shall be specified by like notice):

To the Company:

American Electric Technologies, Inc.

6410 Long Drive

Houston, Texas 77087

Attn: Frances Powell Hawes

With a copy (which shall not constitute notice) to:

Joel Bernstein, Esq.

2666 Tigertail Avenue, Suite 104

Miami, Florida 33133

To Investor:

JCH Crenshaw Holdings, LLC

470 Orleans St., 7th Floor

Beaumont, Texas 77701

Attention: Casey Crenshaw

With a copy (which shall not constitute notice) to:

Thompson & Knight, LLP

Attention: Jerry L. Metcalf

333 Clay Street, Suite 3300

Houston, Texas 77002

Section 10.2 GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. IN ANY ACTION OR PROCEEDING BETWEEN INVESTOR AND THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREIN, EACH OF INVESTOR AND THE COMPANY (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND THE LAYING OF VENUE IN ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS (HOUSTON DIVISION) OR ANY STATE COURT IN HARRIS COUNTY, TEXAS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH CLAUSE (A) OF THIS SECTION 10.2; (C) WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS; (D) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY; AND (E) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF SUCH PROCESS IS GIVEN AS A NOTICE IN ACCORDANCE WITH SECTION 10.1.

Section 10.3 WAIVER OF RIGHT TO TRIAL BY JURY. INVESTOR AND THE COMPANY EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR

THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. INVESTOR AND THE COMPANY EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.4 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 10.5 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

Section 10.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 10.7 Fees and Expenses. All expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 10.8 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 10.9 Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon Investor and each transferee of Securities, each future holder of all such securities and the Company.

Section 10.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 10.12 Entire Agreement. The Transaction Documents collectively constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

Section 10.13 Assignment. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with Section 4.6, at any time or times hereafter, of any Securities, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including Investor’s rights, title, interests, remedies, powers, and duties hereunder or thereunder, subject to compliance with applicable Laws and subject to the requirement that any such assignee, transferee or purchaser shall agree in writing to become bound by the terms of this Agreement and the other Transaction Documents and that Investor shall not thereby be released from its obligations, liabilities and commitments hereunder and thereunder.

Section 10.14 Publicity. Neither the Company, Investor nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except as may be required by applicable Laws, the rules of The NASDAQ Stock Market or by any listing agreement with a national securities exchange, and each party shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as each such other party may have, prior to such release or other announcement. Each party receiving a draft release or other announcement shall use its best efforts to respond thereto within the time frame reasonably requested by the furnishing party.

Section 10.15 Additional Actions. Subject to the terms and conditions of this Agreement, each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, or to remove any injunctions or other impediments or delays, to consummate and make effective the transactions contemplated by this Agreement.

Section 10.16 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection,” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including, without limitation” and “including but not limited to.” Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

[Remainder of Page Intentionally Left Blank]

The parties have executed this Agreement as of the date first written above.

COMPANY: AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:
Name:
Title:

SIGNATURE PAGE – SECURITIES PURCHASE AGREEMENT

The parties have executed this Agreement as of the date first written above.

INVESTOR: JCH CRENSHAW HOLDINGS, LLC

By:
Name:	Casey Crenshaw
Title:	President

SIGNATURE PAGE – SECURITIES PURCHASE AGREEMENT

EXHIBIT A

Form of Amendment to Articles of Incorporation

EXHIBIT B

Form of Warrant A-1

EXHIBIT C

Form of Warrant A-2

EXHIBIT D

Form of Investor’s Rights Agreement

EXHIBIT E

Form of Registration Rights Agreement

EXHIBIT F

Form of Opinion

1. Existence and good standing of the Corporation in Florida and good standing of the Corporation in any jurisdiction where the Corporation is authorized to do business.

2. The Amendment to the Articles of Restatement has been properly prepared for filing and has been duly filed of record in the Office of the Secretary of State of the State of Florida in accordance with the Florida Business Corporation Act.

3. The Corporation (a) has the corporate power to execute, deliver and perform each of the Securities Purchase Agreement (the “Purchase Agreement”), the Investor’s Rights Agreement, the Registration Rights Agreement and the Warrants (collectively, the “Transaction Documents”), (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Transaction Documents, and (c) has duly executed and delivered the Transaction Documents.

4. Each of the Transaction Documents is the Corporation’s valid and binding obligation, enforceable against it in accordance with the terms thereof.

5. The execution and delivery by the Corporation of the Transaction Documents do not, and the performance by it of its obligations thereunder (including its issuance and sale of the Series A Preferred Stock and issuance of shares of Common Stock upon conversion of the Series A Preferred Stock (the “Conversion Shares”) in accordance with the Articles of Restatement of Articles of Incorporation of the Corporation (as amended, the “Restated Articles”) will not, (a) violate the Restated Certificate or its bylaws, (b) result in a violation by it of any Applicable Laws, or (c) result in a breach of, or constitute a default under, any of the agreements or instruments listed in the Disclosure Schedule.

6. No authorization, approval or other action by, and no notice to or filing with, any United States federal, Texas, Florida governmental authority or regulatory body is required under Applicable Laws for the due execution, delivery or performance by the Corporation of any Transaction Document, except as may be required under the securities, blue sky or similar laws of any jurisdiction in the United States in connection with the offer and sale of the Series A Preferred Stock and the Warrants.

7. An opinion regarding the capitalization of the Corporation and that all such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non assesable.

8. The Series A Preferred Stock has been duly authorized by the Corporation and, when issued and delivered as provided in the Purchase Agreement, the Series A Preferred Stock will be validly issued, fully paid and non-assessable. None of the issuance or sale of the Series A Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares will be subject to preemptive rights pursuant to the Florida Business Corporation Act, the Restated Certificate or bylaws of the Corporation.

9. The Conversion Shares have been duly reserved for issuance and will be, at the time of issuance in accordance with the terms of the Series A Preferred Stock, validly issued and outstanding and fully paid and non assessable.

10. The shares of Common Stock issuable upon exercise of the Warrants have been duly reserved for issuance and will be, at the time of issuance in accordance with the terms of the Warrants, validly issued and outstanding and fully paid and non assessable.

11. Based upon the representations, warranties and agreements of the Corporation and Investor in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Transaction Documents, it is not necessary in connection with the offer and sale of the Series A Preferred Stock and the Warrants to Investor under the Purchase Agreement, and the offer, sale and delivery of the Conversion Shares issuable on conversion of the Series A Preferred Stock in accordance with the Restated Certificate and Warrants Shares issuable on exercise of the Warrants in accordance with the terms of the applicable Warrant to register the offer and sale of the Series A Preferred Stock or Conversion Shares under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any resale of any Series A Preferred Stock, Warrants, Conversion Shares or Warrant Shares.

12. Except as disclosed in the Disclosure Schedule to the Purchase Agreement, we are not representing the Corporation in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.